Exhibit 99

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Ronald D. Paul
October 18, 2007	301.986.1800

EAGLE BANCORP, INC. ANNOUNCES
$1.8 MILLION IN NET INCOME FOR THIRD QUARTER 2007

BETHESDA, MD. Eagle Bancorp, Inc. (Nasdaq: EGBN), the parent company of EagleBank, today announced net income of $1.8 million ($0.18 per basic share and $0.18 per diluted share) for the three months ended September 30, 2007, compared to $1.9 million ($0.20 per basic share and $0.19 per diluted share) for the third quarter of 2006.

For the nine months ended September 30, 2007, the Company earned $5.4 million ($0.57 per basic share and $0.55 per diluted share), as compared to $5.9 million ($0.62 per basic share and $0.60 cents per diluted share) for 2006, a decline of 8%.

Per share earnings for 2006 have been adjusted for the 1.3 for 1 share stock split paid on July 5, 2006.

“Given the challenging interest rate and economic environment, we are pleased to report solid financial results for Eagle Bancorp, Inc. for the third quarter and first nine months of 2007” noted Ronald D. Paul, President and CEO of Eagle Bancorp, Inc. “In spite of a continuing difficult interest rate environment, the Company achieved a strong net interest margin for the third quarter of 2007, sustained a long-term trend of growth in the balance sheet and maintained solid profitability,” added Mr. Paul. Growth in average deposits and loans for the third quarter of 2007, as compared to 2006, were the drivers of increases in net interest income. Asset quality remains sound, not withstanding the identification of weakness in one well secured credit relationship, resulting in an increase in non performing loans in the quarter. The Company continues to make investments in additional personnel toward building more sales capabilities and supporting a growing organization.

For the three months ended September 30, 2007, the Company reported an annualized return on average assets (ROAA) of .88% as compared to 1.05% for the third quarter of 2006; while the annualized return on average equity (ROAE) was 9.09%, as compared to 10.84% for the same period in 2006, the lower ratios due in large part to a decline in the net interest margin in the past twelve months.

Both lending and deposit activities showed growth in the third quarter of 2007 as compared to the same period in 2006. Average loans increased 14% and average deposits increased by 8%.  Net interest income increased 1% for the third quarter of 2007 over 2006, as the effect of favorable growth mentioned above, was offset to a large extent by declines in the net interest margin. For the three months ended September 30, 2007 the net interest margin was 4.39% as compared to 4.81% for the third quarter of 2006. This margin compression is a challenge that is facing the banking industry in general. Eagle Bancorp Inc’s., net interest margin remains favorable to peer banking companies.

Noninterest income for the third quarter of 2007 declined 15% from the third quarter of 2006. Excluding securities losses of $71 thousand during the third quarter of 2006, noninterest income decreased by 20%. The decrease was attributed primarily to lower amounts of gains on the sale of SBA loans ($131 thousand versus $520 thousand).

Noninterest expenses were $6.2 million for the third quarter of 2007, as compared to $5.7 million for 2006, an 8% increase. The primary reasons for this increase were increases in staff levels, and related personnel cost, occupancy cost (due in part to a new banking office and an expanded lending center facility), higher software licensing costs and fees associated with a reinstated FDIC deposit insurance assessment. The efficiency ratio was 65.88% for the third quarter of 2007, as compared to 60.40% for the third quarter of 2006.

For the third quarter of 2007, the Company recorded net charge-offs of $304 thousand, as compared to $22 thousand of net recoveries for the third quarter of 2006. The largest portion of the charge-offs in the third quarter of 2007 ($250 thousand) related to a problem loan identified several quarters ago for which specific reserves had been established. The ratio of non-performing loans to total loans was 0.82% at September 30, 2007, as compared to 0.22% at June 30, 2007 and 0.34% at September 30, 2006. The increase in non-performing loans at September 30, 2007 as compared to June 30, 2007 relates primarily to two commercial real estate loans to one related borrower amounting to $4.0 million which were placed on non-accrual in September 2007. Management believes the loans are well secured and no loss is anticipated. The provision for credit losses was $421 thousand for the third quarter of 2007 as compared to $711 thousand for 2006. At September 30, 2007, the allowance for credit losses represented 1.09% of loans outstanding, as compared to 1.11% at June 30, 2007 and 1.19% at September 30, 2006, the lower allowance percentage at September 30, 2007 primarily reflected a reduction in special reserves due to the partial charge-off of one previously provisioned problem loan relationship.

For the nine months ended September 30, 2007, the Company reported an annualized return on average assets (ROAA) of 0.92% as compared to 1.13% for the first nine months of 2006, while the annualized return on average equity (ROAE) was 9.57%, as compared to 11.54% for the same nine month period in 2006.

For the first nine months of 2007, net interest income increased 2% over the same period for 2006. Average loans increased 16% and average deposits increased by 9%.  The net interest margin was 4.40% as compared to 4.88% for the first nine months in 2006, as the effects of a flatter yield curve and reliance on more expensive sources of funds has increased interest expenses at a faster rate than increases in interest income.

Noninterest income for the first nine months of 2007 was $3.2 million compared to $2.9 million in the first nine months of 2006, an increase of 11%. Excluding securities gains of $7 thousand during the first nine months of 2007 and $85 thousand during the same period in 2006, noninterest income increased by 14% for the first nine months of 2007 as compared to the same period in 2006. The increase was attributed primarily to higher amounts of gains on the sale of residential mortgage loans ($336 thousand versus $170 thousand), higher deposit activity fees ($1.1 million versus $1.0 million) and income from subordinate financing of real estate projects ($251 thousand versus $0). Income from subordinated financing activities is subject to wide variances, as it is based on the sales progress of a limited number of development projects.

Noninterest expenses were $18.5 million for the first nine months of 2007, as compared to $16.1 million for 2006, a 15% increase. The primary reasons for this increase were increases in staff levels, and related personnel cost increases, increased occupancy cost as mentioned above, higher software licensing costs and fees associated with a reinstated FDIC deposit insurance assessment. The efficiency ratio for the first nine months of 2007 was 66.54% as compared to 59.65% for the same period in 2006.

The provision for loan losses was $760 thousand for the first nine months of 2007 as compared to $1.4 million in 2006. For the first nine months of 2007, the Company recorded net charge-offs of $727 thousand, as compared to $356 thousand for the same period in 2006. The higher provision in 2006 reflected increased reserves for identified problem loans.

At September 30, 2007, total assets were $802.1 million compared to $727.4 million at September 30, 2006, a 10% increase. Total deposits amounted to $615.2 million, at September 30, 2007, a 5% increase over deposits of $588.2 million at September 30, 2006, while total loans increased to $679.5 million at September 30, 2007, from $591.2 million at September 30, 2006, a 15% increase.

Eagle Bancorp, Inc. paid a regular quarterly cash dividend of $0.06 per share in the first, second and third quarters of 2007.

The Summary of Financial Information presented on the following pages provides more detail of the Company’s performance for the three and nine months ended September 30, 2007 as compared to 2006, as well as providing seven quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 13, 2007.

Eagle Bancorp, Inc. is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and conducts full service commercial banking services through nine offices, located in Montgomery County, Maryland and Washington, D.C. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward looking Statements: This press release contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Statements of Condition Highlights
(in thousands)

	September 30, 2007	December 31, 2006	September 30, 2006
	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and due from banks	$16,595	$19,250	$18,989
Interest bearing deposits with banks and other short term investments	4,580	4,855	3,833
Federal funds sold	1,085	9,727	3,953
Investment securities available for sale, at fair value	77,351	91,140	79,638
Loans held for sale	1,471	2,157	5,825
Loans	679,467	625,773	591,232
Less: Allowance for credit losses	(7,406)	(7,373)	(7,046)
Premises and equipment, net	6,950	6,954	7,122
Accrued interest, taxes, and other assets	22,036	20,968	23,821
Total Assets	$802,129	$773,451	$727,367

Liabilities and Stockholders’ Equity
Noninterest bearing deposits	$127,084	$139,917	$143,963
Interest bearing transaction	49,863	66,596	60,318
Savings and money market	161,744	159,778	146,829
Time, $100,000 or more	169,944	158,495	162,397
Other time	106,586	103,729	74,680
Total deposits	615,221	628,515	588,187
Customer repurchase agreements and federal funds purchased	49,744	38,064	35,974
Other borrowings	52,000	30,000	25,000
Other liabilities	7,098	3,956	7,639
Total liabilities	724,063	700,535	656,800
Stockholders’ equity	78,066	72,916	70,567
Total Liabilities and Stockholders’ Equity	$802,129	$773,451	$727,367

Eagle Bancorp, Inc.
Statements of Income Highlights
(in thousands, except per share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$42,198	$36,470	$14,355	$13,033
Total interest expense	17,693	12,414	6,017	4,818
Net interest income	24,505	24,056	8,338	8,215
Provision for credit losses	760	1,418	421	711
Net interest income after provision for credit losses	23,745	22,638	7,917	7,504
Noninterest income (before investment gains)	3,219	2,816	1,032	1,287
Investment gains (losses)	7	85	—	(71)
Total noninterest income	3,226	2,901	1,032	1,216
Salaries and employee benefits	10,383	9,053	3,577	3,104
Premises and equipment expenses	3,649	2,795	1,186	1,107
Marketing and advertising	356	366	134	102
Outside data processing	647	655	202	219
Other expenses	3,418	3,212	1,074	1,164
Total noninterest expense	18,453	16,081	6,173	5,696
Income before income tax expense	8,518	9,458	2,776	3,024
Income tax expense	3,103	3,585	1,021	1,124
Net income	$5,415	$5,873	$1,755	$1,900

Per Share Data(1):
Earnings per share, basic	$0.57	$0.62	$0.18	$0.20
Earnings per share, diluted	$0.55	$0.60	$0.18	$0.19
Weighted average shares outstanding, basic	9,534,401	9,423,239	9,580,790	9,423,947
Weighted average shares outstanding, diluted	9,855,010	9,853,794	9,838,524	9,869,514
Book value per share at period end	$8.15	$7.49	$8.15	$7.49
Dividend per share	$0.18	$0.17	$0.06	$0.06

Performance Ratios (annualized):
Return on average assets	0.92%	1.13%	0.88%	1.05%
Return on average equity	9.57%	11.54%	9.09%	10.84%
Net interest margin	4.40%	4.88%	4.34%	4.81%
Efficiency ratio(2)	66.54%	59.65%	65.88%	60.40%

Other Ratios:
Allowance for credit losses to total loans	1.09%	1.19%	1.09%	1.19%
Non-performing loans to total loans	0.82%	0.34%	0.82%	0.34%
Net charge-offs (annualized) to average loans	0.15%	0.08%	0.18%	(0.02)%
Average equity to average assets	9.66%	9.75%	9.69%	9.69%
Tier 1 leverage ratio	9.78%	11.04%	9.78%	11.03%
Total risk based capital ratio	11.93%	12.13%	11.93%	12.12%

Average Balances (in thousands):
Total assets	$782,979	$697,549	$799,382	$717,481
Total earning assets	$744,579	$659,582	$761,646	$678,225
Total loans(3)	$649,826	$565,380	$665,222	$581,874
Total deposits	$625,899	$575,071	$636,573	$589,597
Total borrowings	$77,508	$47,987	$80,952	$53,837
Total stockholders’ equity	$75,649	$68,026	$77,468	$69,537

(1)             All periods adjusted to give retroactive effect to the 1.3 to 1 stock split in the form of a 30% stock dividend paid on July 5, 2006

(2)             Computed by dividing noninterest expense by the sum of net interest income and noninterest income

(3)             Includes loans held for sale

Eagle Bancorp, Inc.
Statements of Income Highlights—Quarterly Trends
(in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2006	2006	2006	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$14,355	$14,107	$13,736	$13,848	$13,033	$12,213	$11,224
Total interest expense	6,017	5,909	5,767	5,466	4,818	4,216	3,380
Net interest income	8,338	8,198	7,969	8,382	8,215	7,997	7,844
Provision for credit losses	421	36	303	327	711	592	115
Net interest income after provision for credit losses	7,917	8,162	7,666	8,055	7,504	7,405	7,729
Noninterest income (before investment gains)	1,032	1,196	991	906	1,287	689	840
Investment gains (losses)	—	—	7	39	(71)	156	—
Total noninterest income	1,032	1,196	998	945	1,216	845	840
Salaries and employee benefits	3,577	3,454	3,352	3,177	3,104	2,975	2,974
Premises and equipment expenses	1,186	1,255	1,208	1,040	1,107	819	869
Marketing and advertising	134	131	91	221	102	145	119
Outside data processing	202	183	262	226	219	208	228
Other expenses	1,074	1,208	1,136	1,079	1,164	1,015	1,033
Total noninterest expense	6,173	6,231	6,049	5,743	5,696	5,162	5,223
Income before income tax expense	2,776	3,127	2,615	3,257	3,024	3,088	3,346
Income tax expense	1,021	1,149	933	1,105	1,124	1,098	1,363
Net income	$1,755	$1,978	$1,682	$2,152	$1,900	$1,990	$1,983

Per Share Data(1):
Earnings per share, basic	$0.18	$0.21	$0.18	$0.23	$0.20	$0.21	$0.21
Earnings per share, diluted	$0.18	$0.20	$0.17	$0.22	$0.19	$0.20	$0.20
Weighted average shares outstanding, basic	9,580,790	9,532,765	9,488,567	9,442,952	9,423,947	9,420,579	9,378,444
Weighted average shares outstanding, diluted	9,838,524	9,813,537	9,816,711	9,842,928	9,869,514	9,847,644	9,793,495
Book value per share at period end	$8.15	$7.95	$7.83	$7.69	$7.49	$7.27	$7.14
Dividend per share	$0.06	$0.06	$0.06	$0.06	$0.06	$0.05	$0.05

Performance Ratios (annualized):
Return on average assets	0.88%	1.02%	0.88%	1.13%	1.05%	1.13%	1.20%
Return on average equity	9.09%	10.50%	9.23%	11.89%	10.84%	11.73%	12.08%
Net interest margin	4.34%	4.45%	4.41%	4.63%	4.81%	4.82%	5.01%
Efficiency ratio(2)	65.88%	66.33%	67.44%	61.57%	60.40%	58.38%	60.14%

Other Ratios:
Allowance for credit losses to total loans	1.09%	1.11%	1.14%	1.18%	1.19%	1.10%	1.10%
Non-performing loans to total loans	0.82%	0.22%	0.25%	0.32%	0.34%	0.41%	1.13%
Net charge-offs (annualized) to average loans	0.18%	0.01%	0.26%	0.00%	(0.02%)	0.26%	0.01%
Average equity to average assets	9.69%	9.70%	9.59%	9.49%	9.69%	9.67%	9.93%
Tier 1 leverage ratio	9.78%	9.84%	9.68%	9.67%	11.03%	11.10%	10.12%
Total risk based capital ratio	11.93%	11.85%	12.03%	11.91%	12.12%	12.11%	12.42%

Average Balances (in thousands):
Total assets	$799,382	$778,454	$770,880	$756,323	$717,481	$703,889	$670,664
Total earning assets	$761,646	$738,501	$732,529	$718,751	$678,225	$665,569	$634,471
Total loans(3)	$665,222	$647,714	$636,225	$606,934	$581,874	$568,273	$545,594
Total deposits	$636,573	$624,413	$616,492	$616,929	$589,597	$581,751	$553,469
Total borrowings	$80,952	$74,948	$76,577	$62,711	$53,837	$49,849	$47,178
Total stockholders’ equity	$77,468	$75,549	$73,890	$71,784	$69,537	$68,049	$66,627

(1)             All periods adjusted to give retroactive effect to the 1.3 to 1 stock split in the form of a 30% stock dividend paid on July 5, 2006

(2)             Computed by dividing noninterest expense by the sum of net interest income and noninterest income

(3)             Includes loans held for sale